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                                                                    EXHIBIT 23.1

                     REPORT ON FINANCIAL STATEMENT SCHEDULE
                      AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Caere Corporation:

The audits referred to in our report dated January 22, 1999, included the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1998, included in the annual report on Form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 33-35033, 33-49114, 33-32992, 33-66430, 33-81708, 33-87824, 33-81680, 33-60027,
333-02293, 333-10803, 333-30993, 333-31019) on Form S-8 of Caere Corporation of
our reports dated January 22, 1999, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear or are incorporated by reference in the December 31, 1998, annual report on Form 10-K of Caere Corporation.


Mountain View, California
March 25, 1999